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                        PIONEER COMMERCIAL FUNDING CORP.

                         NON-QUALIFIED STOCK OPTION PLAN

               On August 1, 1994, the stockholders of the Company approved the adoption of the PCF Acquisition Corp. Non-Qualified Stock Option Plan (the "Plan"). In anticipation of the forthcoming merger of Pioneer Commercial Funding Corp. with and into the Company (the "Merger"), Sections R and S of the Plan are hereby modified, and the Plan, as so modified, is hereby redesignated as the Pioneer Commercial Funding Corp. Non-Qualified Stock Option Plan, and is hereby restated, as of November 4, 1994, as follows:

        A.     Purpose and Scope

               The purpose of this Plan is to encourage stock ownership by employees and directors of, and independent consultants to, Pioneer Commercial Funding Corp., a New York corporation, and its subsidiaries (herein called the "Company"), to provide an incentive to such persons to develop, expand and improve the profits and prosperity of the Company, and to assist the Company in attracting key personnel and consultants through the grant of Options to purchase shares of the Company's Common Stock.

        B.     Definitions

               Unless otherwise required by the context:

               1. "Board" shall mean the Board of Directors of the Company.

               2. "Committee" shall mean the Compensation Committee, which is appointed by the Board, and which shall be composed of at least two members of the Board each of whom shall be Disinterested Persons.

               3. "Company" shall mean Pioneer Commercial Funding Corp. and its subsidiaries.

               4. "Commission" shall mean the US Securities and Exchange Commission.

               5. "Code" shall mean the Internal Revenue Code of 1986, as amended.

               6. "Disinterested Person" shall mean a director who satisfies the conditions for qualification as a disinterested person set forth in Rule 16b-3(c)(2)(i) promulgated by the Commission under the Exchange Act.

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               7. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               8. "Independent Director" shall mean a director who is not an employee of the Company.

               9. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

               10. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section F below.

               11. "Participant" shall mean an employee of the Company, a director of the Company, a consultant to the Company, or any person to whom an Option is granted under the Plan.

               12. "Plan" shall mean this Pioneer Commercial Funding Corp. Non-Qualified Stock Option Plan, as amended and/or modified from time to time hereafter.

               13. "Securities Act" shall mean the Securities Act of 1933, as amended.

               14. "Stock" shall mean the Common Stock of the Company, par value $.01.

        C.     Stock to be Optioned

               Subject to the provisions of Section L of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 151,515 shares. Such shares may be treasury, or authorized but unissued shares of, the Stock of the Company. In the event that any Options granted under the Plan shall terminate, expire or be surrendered to the Corporation for any reason without having been exercised in full, the shares represented thereby shall thereafter again be available for other awards under the Plan.

        D.     Administration

               The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. Subject to the express provisions and limitations of the Plan, and except as provided in Section R hereof, the Committee shall have full and final authority in its discretion to determine the individuals to whom awards shall be made, the time or times when they shall receive them, the exercise price of each Option, the period during which


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and the terms and  conditions  under  which each  Option may be  exercised,  the number of shares to be subject to each Option, and all other terms and conditions relating to awards made under this Plan.

               Subject to the express provisions and limitations of the Plan, and except as provided in Section R hereof, the Committee shall also have full and final authority to interpret and implement the Plan and the respective Options issued pursuant to the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions not specified in or incorporated within the Plan to be included in the respective awards (which need not be uniform) and to make all other determinations necessary or advisable for administering the Plan.

               The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent appropriate, and it shall be the sole and final judge in such circumstances. All actions or determinations of the Committee shall be by majority vote of its members and the determination of the Committee on the matters referred to in this Section shall be conclusive. The Committee shall report any action taken by it to the meeting of the Board of Directors next following such action.

               No member of the Committee shall be liable for any action or determination made by him in good faith.

               E.     Eligibility

               The Committee may grant Options to any employee (including an employee who is a director or an officer), or any non-employee who is a director or an officer, or any non-employee director of the Company, or any consultant to the Company. Options may be awarded by the Committee at any time and from time to time to new Participants, or to then current Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Options granted at different times need not contain similar provisions.

               No person shall have any right to participate in the Plan unless selected by the Committee and then only to the extent determined by the Committee. In selecting the employees who may become Participants in the Plan, as well as in determining the amount, type and terms and conditions of each award made under the Plan, the Committee shall weigh such factors as it shall deem relevant to accomplish the purposes of the Plan, and all actions taken and determinations made by the Committee, in its sole discretion, shall be final and binding and not subject to review.


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               A  Participant  to whom an award has been made under the Plan may receive one or more additional awards if the Committee shall so determine. No person shall be eligible to receive any award if, at the time such award is made, such person owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

        F.     Option Price

               The purchase price for Stock issuable upon exercise of each Option shall be at least 100 percent of the fair market value of the Stock on the date when the Option is granted (the "Grant Date"), but in no event less than the par value of the Stock. The fair market value of the Company's Stock shall be determined as follows:

               1. If the Stock is traded on the either the Small-Cap Market or National Market System maintained by the National Association of Securities Dealers, Inc. ("NASD"), or is traded on a national securities exchange, the fair market value of the Stock shall be the closing sale price on the Grant Date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the national securities exchange on which the Stock is trading, as the case may be; or

               2. If the Stock ceases to be traded on a national securities exchange, but trading in the Stock continues to be reported on NASDAQ, the fair market value of the Stock shall be the closing bid price on the Grant Date as reported by NASDAQ; or

               3. If the Stock is not traded on a national securities exchange, and trading in the Stock is not reported on NASDAQ, the fair market value shall be determined by a reputable investment banking firm retained by the Board.

        G.     Terms and Conditions of Options

               Except as provided in Section R hereof, Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements which need not be uniform ("Option Agreements") in such form as the Committee, shall from time to time approve. Such Agreements shall comply with and be subject to the following terms and conditions:

               1. Employment Agreement - The Committee may, in its discretion, include in any Option granted under the Plan to a Participant who is an employee of the Company a condition that the Participant shall agree to remain in the employ of, and/or to render services to, the Company for a period of time (specified in the Option Agreement) following the date the Option is granted. No such agreement


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shall impose upon the Company, however, any obligation to employ the Participant for any period of time, except as otherwise agreed to by the Company.

               2. Time and Method of Payment - The Option Price shall be paid in full in cash, by certified check or official bank check, at the time an Option is exercised under the Plan. If the Committee in its sole discretion so authorizes, payment may be made by exchange of shares of the Company's Common Stock previously owned by the optionee, having the same fair market value as determined in the manner set forth in Section F. Without payment by one of the methods described above, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his or her ownership of the Stock issuable under such Option. A Participant shall have none of the rights of the stockholder until the Option is duly exercised, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is duly exercised.

               3. Number of Shares - Each Option shall state the total number of shares of Stock to which it pertains.

               4. Option Period and Limitations on Exercise of Options - Except for Options granted pursuant to Section R hereof, the Committee shall determine the period of time during which an Option may be exercised, provided, however, that no Option may be exercised after the expiration of ten years from the date it is granted. Except for Options granted pursuant to Section R hereof, the Committee may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option Agreement; provided, however, that no Option granted to an officer of the Company may be exercisable for a minimum of six months from the Grant Date. Options granted pursuant to Section R hereof will be exercisable in accordance with Section S hereof. Except as provided in the Option Agreement and in this Section G(4), an Option may be exercised in whole or in part at any time during its term. No Option may be exercised for a fractional share of Stock.

               5. Securities Act Protective Provisions - Options may also include provisions (which need not be uniform) designed to prevent violations of the Securities Act and the rules and regulations thereunder upon the exercise of an option or the sale or other disposition of the shares of Common Stock purchased on exercise of an option.

        H.     Termination of Employment

               Except as provided in Section I below, if an employee who is a Participant ceases to be employed by the Company, his or her Options unless


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otherwise exercised, shall terminate as of the close of business on the 30th day following the termination of the Participant's employment with the Company, as long as such termination shall not be effected (i) by the Company (or the affected subsidiary) for cause, or (ii) by reason of the death of the employee; provided, however, that such Participant may exercise his or her Options during such 30 day period following such termination of employment only to the extent that he or she would otherwise be entitled to exercise such Options during such period; provided, further, however, that in no event shall any Option be
exercisable   more  than  ten  (10)  years   from  the  date  it  was   granted.
Notwithstanding the foregoing, the Committee may cancel an Option during the 30 day period referred to in this section, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interest of the Company. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive. The foregoing provisions may be modified or waived by the Committee and do not, in any case, apply to any Participant who is not an employee of the Company. Except for Options granted pursuant to Section R hereof, the Committee will determine what, if any, provisions for earlier termination of the Option will be included in the Option Agreement issued to any non-employee. The Committee will determine who shall be deemed to be an employee of the Company for the purposes of this Section H and Section I below at the time the Option is granted.

        I.     Rights in Event of Death

               If an employee who is a Participant dies while employed by the Company, or within three months after having retired with the consent of the Company, and without having fully exercised his or her Options, the Option theretofore granted to him or her may be exercised at any time prior to the first anniversary of such employee's death or the expiration date of the Option, whichever shall first occur, by the person or persons to whom such employee's rights under the Option shall pass by will or the laws of descent and distribution, but only to the extent that he or she was entitled to exercise the Option at the date of his or her death. The foregoing provisions may be modified or waived by the Committee and do not, in any case, apply to any Participant who is not an employee of the Company. Except for Options granted pursuant to Section R hereof, the Committee will determine what, if any, provisions concerning exercise of the Option upon the death of the holder will be included in the Option Agreement issued to any non-employee.

         J.    No Obligations to Exercise Option


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               The  granting of an Option shall  impose no  obligation  upon the
Participant to exercise such Option.

         K.    Non-assignability

               Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Option shall be exercisable only by such Participant.

        L.     Effect of Chance in Stock Subject to the Plan

               The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend on the Company's Common Stock, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section I to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part, notwithstanding any provisions contained in the Plan or the Option Agreement to the contrary.

        M.     Amendment and Termination

               Unless the Plan theretofore shall have been terminated as hereinafter provided, the Plan shall terminate on the tenth anniversary of the date of initial adoption of the Plan by the Company's shareholders, and no awards shall be made thereafter. The Committee at any time prior to that date may terminate the Plan, or make such changes in it and additions or amendments to it as the Committee shall deem advisable; provided, however, that except as provided in Section L hereof, any change in or addition or amendment to the Plan which shall

               (a) materially increase the benefits accruing to participants under the Plan;


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               (b)  materially  increase  the  number of shares of Common  Stock which may be issued under the Plan; or

               (c) materially modify the requirements as to eligibility for participation under the Plan,

shall be subject to approval by the shareholders of the Company within 12 months after its adoption or the same shall become null and void.

               No termination or amendment of the Plan may, without the consent of the holder of any Option adversely affect the rights of such holder.

        N.     Agreement and Representation of Participants

        Upon the exercise of an Option at a time when there is not in effect a registration statement under the Securities Act relating to the Stock issuable upon exercise of the Option, the optionee shall provide the Company with such representations and warranties as may be required by the Company to the effect that the shares to be purchased pursuant to the Option are being acquired for investment and not with a view to the distribution thereof. Without limiting the Company's obligations with respect to outstanding Options, no Stock shall be purchased upon the exercise of any Option unless all applicable requirements of the Commission, and any other regulatory agencies having jurisdiction over the Company and of any stock exchanges upon which the Stock may be listed have been fully complied with. The Company shall use its best efforts to comply with all such regulations and appropriate provision may be made in the instruments evidencing Options to provide for suitable adjustments in the event that the Company is unable to comply with such regulations.

        O.     Legend: Deposit of Certificates

               Until such time as the Stock issuable upon exercise of the Options granted under this Plan has been registered under the Securities Act, each certificate evidencing ownership of Stock issued upon exercise of an Option awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company, and shall bear the following or similar legend, and any other legend required by law:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in the Pioneer Commercial Funding Corp. Non-Qualified Stock Option Plan and an agreement between the registered owner and PCF Acquisition Corp. Copies of such plan and agreement are on file in the offices of the Secretary of Pioneer Commercial Funding Corp."

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Upon  registration  of such Stock under the  Securities  Act, the Company  shall re-deliver to the Participant (or to his or her heir, designated beneficiary or legal representative) the certificate(s) and stock power(s) so deposited with it.

        P.     Reservation of Shares of Stock

               The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

        Q.      Effective Date of Plan

               The Plan shall be effective as of the date when it shall be adopted by the Company's stockholders, or on the effective date of the Merger, whichever shall last occur.

        R.     Grant of Options to Independent Directors

               1. On each of January 2, 1997, January 2, 2000 and January 2, 2003, each Independent Director shall automatically receive an Option to purchase 15,000 shares of Stock (the "Regular Independent Director Grant"). Notwithstanding the foregoing, should the date on which a Regular Independent Director Grant is scheduled to be awarded pursuant to the preceding sentence fall on a Saturday, Sunday or holiday, the Regular Independent Director Grant shall be awarded on the first business day immediately following such scheduled date.

               2. On the date of each Independent Director's initial election to the Board, pursuant to a vote of the Company's stockholders or the Board or, if such initial election shall have occurred prior to the date of adoption of the Plan, then on said date of adoption, such newly-elected Independent Director shall automatically receive an Option to purchase a pro rata share of the shares of Stock underlying an Option granted pursuant to a Regular Independent Director Grant, which shall be equal to the product of 315.65 multiplied by the number of whole months remaining in the relevant three year period until the next Regular Independent Director Grant (the "Pro Rata Independent Director Grant").

        S.     Exercise Period of Options Granted to Independent Directors



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               Subject to the last  paragraph  of this  Section  S. each  Option granted pursuant to the Plan shall vest and become exercisable as follows:

               1. Those Options granted pursuant to a Regular Independent Director Grant shall vest and become exercisable as to 5,000 shares on the first anniversary of the Grant Date; as to 5,000 shares on the second anniversary of the Grant Date; and as to the remaining 5,000 shares on the third anniversary of the Grant Date.

               2. Those Options granted pursuant to a Pro Rata Independent Director Grant shall vest and become exercisable as to that number of shares equal to the product of 315.65 multiplied by the number of whole months remaining in the first calendar year in which the Independent Director is elected initially to the Board on the January 1st following such Independent Director's initial election to the Board; and as to any remaining shares in accordance with the schedule for Options granted pursuant to a Regular Independent Director Grant as provided in Section S(1) hereof.

               Notwithstanding the foregoing, an Option shall not vest and become exercisable as to the relevant shares unless such Independent Director has served continuously on the Board during the year preceding the date on which such Options are scheduled to vest and become exercisable, or from the date such Independent Director joined the board should such Independent Director have joined the board during such preceding year; provided, however, that if an Independent Director does not fulfill such continuous service requirement due to such Independent Director's death or disability, all Options granted to such Independent Director pursuant to Section R hereof shall nonetheless vest and become exercisable as provided in this Section S. For purposes of this Section S "disability" shall mean a physical or mental condition which prevents an Independent Director from performing his duties as an Independent Director of the Company for a continuous six month period or for a total of six months during an 18 month period. Any Option which does not vest and become exercisable in accordance with this Section S shall terminate and be of no further force or effect. Subject to the provisions of Section L, no Option granted pursuant to this Section S shall remain exercisable for a period of more than ten years from the Grant Date.

        T.     Withholding

               The Company or any subsidiary shall have the right to deduct from all salary or other compensatory payments made to a Participant any taxes required to be withheld under the applicable laws or regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign with respect to (i) any Option granted; or (ii) any shares of Stock issued upon exercise of


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Options  granted,  pursuant  to the Plan.  The person  receiving  such Option or shares shall be required to pay to the Company or such subsidiary the amount of any such taxes which the Company or such subsidiary is required to withhold with respect to such transaction.

        U.     Cancellation and New Grant of Options

The Committee shall have the authority to effect, at any time, and from time to time, with the consent of the affected holders, and pursuant to such terms or conditions as the Committee shall deem appropriate, the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Stock having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options.


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